Exhibit 21.1

ON SEMICONDUCTOR CORPORATION

List of Subsidiaries as of February 18, 2011 (1)

SCG (Czech) Holding Corporation {Delaware}

SCG (China) Holding Corporation {Delaware}

Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}

SCG (Malaysia SMP) Holding Corporation {Delaware}

Semiconductor Components Industries, LLC {Delaware}

Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries Puerto Rico, Inc. {Delaware}

SCG International Development, LLC {Delaware}

ON Semiconductor Slovakia a.s. {Slovak Republic}

SCG Malaysia Holdings Sdn. Bhd. {Malaysia}

SCG Industries Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Technology Japan Ltd. {Japan}

ON Semiconductor Japan Ltd. {Japan}

ON Semiconductor Design (Shanghai) Limited {China}

SCG Asia Capital Pte. Ltd. {Malaysia}

SCG Czech Design Center s.r.o. {Czech Republic}

ON Semiconductor Czech Republic, s.r.o., legal successor {Czech Republic}

ON Semiconductor Hong Kong Design Limited {Hong Kong, China}

ON Semiconductor Trading Ltd. {Bermuda}

ON Semiconductor Limited {United Kingdom}

ON Semiconductor Germany GmbH {Germany}

ON Semiconductor France SAS {France}

ON Semiconductor Italy S.r.l. {Italy}

ON Semiconductor Canada Trading Corporation {Canada}

SCG Korea Limited {Korea}

ON Semiconductor Netherlands BV {Netherlands}

ON Semiconductor Belgium BVBA {Belgium}

ON Semiconductor Leasing BVBA {Belgium}

ON Design Czech s.r.o. {Czech Republic}

ON Semiconductor Switzerland S.A. {Switzerland}

ON Semiconductor SAS {France}

Semiconductor Components Industries Singapore Pte. Ltd. {Singapore}

SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a ON Semiconductor]

ON Semiconductor Trading (Shanghai) Limited {China}

ON Semiconductor (Shenzhen) Limited {China}

ON Electronics Private Limited {India}

PulseCore Semiconductor Corporation {Delaware}

ON Semiconductor Technology India Private Limited{India}

ON Semiconductor Ireland Research and Design Limited {Ireland}

ON Semiconductor Romania S.r.l. {Romania}

ON Semiconductor (Thailand) Co. Ltd. {Thailand}

AMI Acquisition, LLC {Delaware}

ON Semiconductor Technology Hong Kong Limited {Hong Kong, China}

AMI Semiconductor GmbH {Germany}

ON Semiconductor Philippines, Inc. {Philippines}

AMIS Foreign Holdings, Inc. {Delaware}

AMI Semiconductor Canada Company {Canada}

ON Semiconductor Technology Korea Limited {Korea}

ON Semiconductor Canada Holding Corporation {Canada}

Sound Design Technologies Ltd. {Canada}

SANYO Semiconductor Co., Ltd. {Japan}

SANYO Semiconductor U.S.A., LLC {Delaware}

SANYO Semiconductor Manufacturing Co., Ltd. {Japan}

SANYO LSI Design . System Soft Co., Ltd. {Japan}

SANYO Semicon Device Co., Ltd. {Japan}

Kanto SANYO Semiconductors Co., Ltd. {Japan}

SANYO Semiconductor (Shekou) Co., Ltd. {China (PRC)}

SANYO Semiconductor (Vietnam) Co., Ltd. {Vietnam}

SANYO Semiconductor Manufacturing Philippines Corporation {Philippines}

SANYO Semiconductor Electronics (H.K.) Co., Ltd. {China}

SANYO Semiconductor (H.K.) Co., Ltd. {China}

SANYO Semiconductor Taipei Co., Ltd. {Taiwan}

SANYO Electronic Device Sales (HK) Limited {China}

SANYO Semiconductor (S) Pte., Ltd. {Singapore}

SANYO Electric (Taichung) Co., Ltd. {Taiwan}

SANYO Semiconductor (Thailand) Co., Ltd. {Taiwan}

SANYO LSI Technology India Private Limited {India)

Stahgruberring 4 Semiconductor Vermögensverwaltungs GmbH {Germany}

“{ }” Denotes jurisdiction

 (1)    Listing includes only doing business names and does not include trade names.